Exhibit 3.3

THIRD AMENDED AND RESTATED

BYLAWS

OF

ALTAIR ENGINEERING INC.

(A MICHIGAN CORPORATION)

NOVEMBER         , 2011

-i-

-ii-

ARTICLE IX
DISALLOWED EXPENSE

Section 9.01	Disallowed Expense	14

ARTICLE X
AMENDMENTS

Section 10.01	Amendments	14

ARTICLE XI
DIVIDENDS

Section 11.01	Dividends	14

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.01	Gender and Number	14
Section 12.02	Severability	14
Section 12.03	Captions	15
Section 12.04	Stockholders Agreement	15
Section 12.05	Definitions	15

-iii-

THIRD AMENDED AND RESTATED

BYLAWS

OF

ALTAIR ENGINEERING INC.

(a Michigan Corporation)

ARTICLE I

OFFICES

Section 1.01 Principal Office. The principal office shall be in the City of Troy, County of Oakland, State of Michigan, or at such other place as the Board of Directors may from time to time determine. The registered office of the Corporation for any particular state may be, but need not be, identical with the principal office of the Corporation in that state and the address of the registered office may be changed from time to time by appropriate resolution of the Board of Directors.

Section 1.02 Additional Offices. The corporation may also have offices and places of business at such other places within or without the State of Michigan as the Board of Directors may determine from time to time.

ARTICLE II

STOCKHOLDERS/SHAREHOLDERS

Section 2.01 Location of Shareholders Meetings. All meetings of the stockholders shall be held at the principal office of the corporation or at any other place within or without the City of Troy, Michigan, as designated by the Board of Directors.

Section 2.02 Time of Annual Shareholders Meetings. The annual meeting of the stockholders shall be held on the second Tuesday in May of each year or such other date, in any particular year, designated by the Board of Directors, for the purpose of electing directors and for the transaction of any other business authorized to be transacted. If the appointed day is a legal holiday the meeting shall be held at the same time on the next succeeding day not a holiday. In the event that the annual meeting is omitted by oversight or otherwise on the date herein provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual stockholders meeting.

Section 2.03 Quorum for Transaction of Business. The holders of a majority of the stock of issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum is present at such meeting, action on a matter, other than the election of directors, taken by vote of the shareholders shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on such action, unless a greater vote is required by the Articles of Incorporation or the Michigan Business Corporation Act. Directors shall be elected by a plurality of the votes cast at any election.

Section 2.04 Voting Rights. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, except where the transfer books of the corporation shall have been closed or date shall have been fixed as a record date for the determination of its stockholders entitled to vote and except as the Articles of Incorporation otherwise provide.

Section 2.05 Notice of Annual Meetings. Written notice of the annual meeting shall be delivered personally, mailed or delivered via overnight courier to each stockholder entitled to vote thereat at such address designated by the shareholder for that purpose or, if none is designated, at his or her last known address.

Section 2.06 Time for Notice of Annual Meetings. Not less than ten (10) days, nor more than sixty (60) days prior to the date fixed by Section 2.02 of this Article for the holding of an annual meeting of stockholders, written notice stating the place, day and hour of the meeting and the purposes for which the meeting is called shall be delivered personally, mailed or delivered via overnight courier to each shareholder of record entitled to vote at such meeting. If delivered personally, such notice shall be deemed to be delivered when received. If mailed or delivered via overnight courier service, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, or deposited with the overnight courier service, as the case may be, addressed to the shareholder at his address designated by the shareholder for that purpose or, if none is designated, at his or her last known address.

Section 2.07 Closing of Stock Transfer Books; Record Dates. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or entitled to receive the allotment of rights or for the purpose of making necessary determinations in connection with the change or conversion or exchange of capital stock, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the day next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders provided that such date shall in no case be more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof. Nothing in this Section shall affect the right of a shareholder and his transferee or transferor as between themselves.

Section 2.08 Maintenance and Examination of Voting Shareholders List. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order within each class and series, with the address of each, and the number of voting shares held by each, shall be prepared by the Secretary and produced at the time and place, if any, of the meeting and may be inspected by any shareholder during the entire meeting.

Section 2.09 Calling of Special Meeting of Shareholders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding shares entitled to cast not less than ten (10%) percent of the votes at such meeting or as soon as practicable following any vacancy in the office of any Director, for the purpose of electing the new Director. Any such request shall state the purpose or purposes of the proposed meeting.

Section 2.10 Scope of Special Meetings of Shareholders. Business transacted at all special meetings shall be confined to the objects stated in the call.

Section 2.11 Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time and place and purpose thereof shall be given not less than 10 days, nor more than 60 days before such meeting, to each stockholder entitled to vote and otherwise in the manner proscribed in Section 2.06 hereof.

Section 2.12 Voting by Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such stockholder is a minor.

Section 2.13 Voting by Incompetents. Shares held by an incompetent person may be voted by such incompetent person in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such stockholder has been adjudicated an incompetent or actual knowledge of filing of judicial proceedings for appointment of a guardian or conservator for such person.

Section 2.14 Shares Held in Joint Tenancy. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote filed with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

Section 2.15 Voting for Directors. Except as otherwise provided in the Articles of Incorporation of the corporation or in any stockholders agreement to which the corporation is a party, at each election of Directors every stockholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares of voting stock owned by him in the manner provided by the Articles of Incorporation, or if not so provided, in the manner provided by law. No stockholder shall be entitled to cumulate votes at any election of Directors.

Section 2.16 Waivers of Notice. Whenever any notice is required to be given to any stockholder of the corporation under the provisions of these Bylaws or under provisions of the Articles of Incorporation or under any provision of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or by facsimile transmission, email, telegram, radiogram, or cablegram sent by them, whether before or after the holding of the meeting, shall be deemed equivalent to the giving of such notice. Any meeting at which all stockholders entitled to vote have waived or at any time shall waive notice in the manner provided herein shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

Section 2.17 Proxies. Shareholders of record who are entitled to vote may vote at any meeting either in person or by written proxy, which shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting. A proxy shall be valid for the length of time specified therein, provided that no proxy shall be valid after the expiration of three (3) years from the date of its execution. A proxy is revocable by the shareholder unless it conspicuously states that it is irrevocable and the appointment of the proxy is coupled with an interest or otherwise complies with Section 422 of the Michigan Business Corporation Act.

Section 2.18 Action by Consent Without Meetings. Any action by the stockholders required or permitted by the Articles of Incorporation or Bylaws or any provision of law may be taken without a meeting, if consent in writing, setting forth the action so taken, shall be signed the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall have the same effect as a vote of stockholders.

Section 2.19 Participation in Meeting by Conference Telephone. A stockholder may participate in a meeting of stockholders by means of a conference telephone or similar communications equipment if (i) all persons participating in the meeting are able to hear each other and (ii) all participants are advised of the communications equipment as well as the names of the participants in the conference. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 2.20 Organization. At every meeting of the shareholders the Chief Executive Officer of the corporation, or, in his absence, a director or an officer of the corporation designated by the Board shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary and any Assistant Secretary, the chairman may appoint any person to act as secretary of the meeting.

ARTICLE III

DIRECTORS

Section 3.01 Number of Directors. The property and business of the corporation shall be managed by its Board of Directors. At each annual meeting of the shareholders, the shareholders shall elect Directors to hold office until the succeeding annual meeting. Unless otherwise provided by the Articles of Incorporation of this corporation, the number of Directors may be increased or decreased from time to time by vote of the shareholders at any meeting during which Directors may be elected.

Section 3.02 Term of Directorship. Each Director shall hold office until the next annual meeting of the stockholders following his election and until his successor shall be elected and shall qualify, or until his or her resignation or removal.

Section 3.03 Filling of Vacancies on Board. Except as otherwise specifically provided in the Articles of Incorporation of the corporation, if the office of any Director or Directors becomes vacant by reason of increase in the authorized number of directors, death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy may be filled by the Board of Directors or by the shareholders. Any Director so chosen shall hold office until the next annual election and until a successor or successors have been duly elected and have qualified or until his resignation or removal. A special meeting of the stockholders shall be held as soon as practicable following any such vacancy, for the purpose of electing the new Director.

Section 3.04 Removal of Directors. Except as otherwise specifically provided in the Articles of Incorporation of the corporation, at a meeting of the stockholders of this corporation at which a quorum is present, called for the purpose of removing any Director, such Director may be removed from office, with or without cause, by a vote of a majority of the shares of stock entitled to vote at an election of directors. When any Director is removed, a new Director shall be elected to fill the unexpired term of the Director removed in accordance with the terms of Section 3.03 hereof.

Section 3.05 Resignation by Directors. Any Director of the corporation may resign at any time by delivering written notice to the Board of Directors or the Chief Executive Officer of the corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

Section 3.06 Directors Need Not Be Residents or Shareholders. Directors need not be residents of the State of Michigan or stockholders of the corporation.

Section 3.07 Time of Regular Directors Meetings. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after, and at the same place as each annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, within or without the State of Michigan, for the holding of additional regular meetings without other notice than such resolution.

Section 3.08 Notice of Special Meetings. Notice of any special meeting shall be given at least three days previously thereto by written notice stating the place, day, hour and purpose or purposes of the meeting delivered personally, mailed or delivered via overnight courier to each Director at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. If delivered personally, such notice shall be deemed to be delivered when received. If mailed or delivered via overnight courier service, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, or deposited with the overnight courier service, as the case may be, properly addressed to the Director. Any Director may waive notice of any meeting by written statement, facsimile transmission, email, telegram, radiogram or cablegram sent by him, signed before or after the holding of the meeting. The attendance of a Director at or participation in a meeting shall constitute a waiver of notice of such meeting, except where a Director at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

Section 3.09 Quorum for Transaction of Business. A majority of the total number of Directors established for the corporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 3.10 Compensation of Directors. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11 Director’s Dissent to Corporate Action. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.12 Committees. Except as otherwise specifically provided in the Articles of Incorporation of the corporation, the Board of Directors by resolution adopted by the affirmative vote of a majority of the number of Directors may designate one or more committees, each committee to consist of one or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, to the extent not inconsistent with the provisions of the Michigan Business Corporation Act, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to stockholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this Section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chief Executive Officer or upon request by the Chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

Section 3.13 Action by Consent Without Meetings. Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors or Committee thereof at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or members of the committee then in office.

Section 3.14 Participation in Meeting by Conference Telephone. A member of the Board of Directors or a Committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if (i) all persons participating in the meeting are able to hear each other and (ii) all participants are advised of the communications equipment as well as the names of the participants in the conference. Participants in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 3.15 Powers of the Board. In addition to the powers and authorities by these Bylaws expressly conferred upon it the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation, by these Bylaws or by any stockholders agreement to which the corporation is a party, directed or required to be exercised or done by the stockholders.

ARTICLE IV

OFFICERS

Section 4.01 Mandatory and Optional Officers. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors. The Board of Directors may select a Chairman of the Board and one or more Vice Presidents (who may be further designated as Executive Vice Presidents, Senior Vice Presidents, or Group Vice Presidents), Assistant Secretaries, and Assistant Treasurers, and may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the corporation.

Section 4.02 Chief Executive Officer. For purposes of the corporation’s operations and for purposes of these Bylaws, one of the existing officers of the corporation shall be known as the Chief Executive Officer (“C.E.O.”). The officer so designated from time to time shall be the then serving officer holding the highest office or position of the corporation in which there is no permanent or temporary vacancy. For this purpose, the ranking of corporate offices shall be in the following order, from highest to lowest office:

(i)	Chairman of the Board

(ii)	President;

(iii)	Vice President;

(iv)	Treasurer;

(v)	Assistant Treasurer;

(vi)	Secretary; and

(vii)	Assistant Secretary.

If more than one person is serving in the same office (for example, two Vice Presidents), then the officer with the highest position within that office shall be the person whose name would appear first in an alphabetical listing. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

Section 4.03 Election and Term of Officers. Except as otherwise specifically provided in the Articles of Incorporation of the corporation or in any stockholders agreement to which the corporation is a party, the officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately following each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office for the term for which he is elected and until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed.

Section 4.04 Removal of Officers. Except as otherwise specifically provided in the Articles of Incorporation of the corporation, any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

Section 4.05 Filling of Vacancies in Offices. Except as otherwise specifically provided in the Articles of Incorporation of the corporation or in any stockholders agreement to which the corporation is a party, a vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.06 Rights and Duties of Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The Chief Executive Officer shall be ex officio a member of all standing committees of the Board of Directors, and shall be Chairman of such committees as may be determined by the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. The title of Chief Executive Officer may be abbreviated, and shall be deemed to have been formally designated, on any documents, instruments, agreements, articles, statements, certificates or reports, through use of the initials “CEO.”

Section 4.07 Rights and Duties of Chairman of the Board (If Appointed). If the Board of Directors appoints a Chairman of the Board, then the Chairman of the Board shall be the corporation’s Chief Executive Officer, as provided in Section 4.02 hereof. The Chairman of the Board, if appointed, shall be a Director of the corporation. The Chairman of the Board, if appointed, shall preside at all meetings of the stockholders and Directors at which he is present. The Chairman of the Board shall have the powers vested in, and the duties imposed upon, the Chief Executive Officer, as set forth in Section 4.06 above. He shall have such other powers and duties as may from time to time be prescribed or assigned by the Bylaws or by resolutions of the Board of Directors.

Section 4.08 Rights and Duties of President. The President may (but need not) be a Director of the corporation. The President shall be an executive officer of the corporation, subordinate to the Chairman of the Board, if any. If there is no Chairman of the Board, or in the event the Chairman of the Board is unable or does not wish to preside at meetings, the President shall preside at all meetings of the stockholders and Directors at which he is present. Subject to the control of the Board of Directors and the Chairman of the Board, if any, the President shall in general have the powers vested in, and the duties imposed upon, the Chief Executive Officer, as set forth in Section 4.06 above. Furthermore, if there is no Chairman of the Board, then the President shall be the corporation’s Chief Executive Officer, as provided in Section 4.02 hereof. In general, the President shall perform all duties incident to the office of President. He shall have such other powers and duties as may from time to time be prescribed or assigned by the Bylaws, or by resolutions of the Board of Directors, or by the Chairman of the Board, if any.

Section 4.09 Rights and Duties of Vice President. In the absence of both the Chairman of the Board and the President, or in the event of the death, inability or refusal to act of both the Chairman of the Board and the President, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall have such other powers and duties as may from time to time be prescribed or assigned by the Bylaws, or by resolutions of the Board of Directors, or by the Chairman of the Board, if any, or by the President. Only a Vice President who is a Director may perform the duties of the President as provided in these Bylaws; provided, however, that if the Vice President is or becomes the Chief Executive Officer as provided in Section 4.02 hereof (due to a vacancy in all higher offices or positions), then the Vice President (as C.E.O.) shall have the powers and duties set forth in Section 4.06 hereof.

Section 4.10 Rights and Duties of Secretary. The Secretary shall: (a) keep the minutes of the stockholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

Section 4.11 Rights and Duties of Treasurer. If required by the Board of Directors, the Treasurer and any Assistant Treasurer selected by the Board of Directors shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

Section 4.12 Rights and Duties of Assistant and Acting Officers. The Assistant Secretaries and Assistant Treasurers, if any, selected by the Board of Directors, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors. The Board of Directors shall have the power to appoint any person to perform the duties of an officer whenever for any reason it is impracticable for such officer to act personally. Such acting officer so appointed shall have the powers of and be subject to all the restrictions upon the officer to whose office he is so appointed except as the Board of Directors may by resolution otherwise determine.

Section 4.13 Salaries of Officers. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

Section 4.14 Holding of Dual Offices. Any two or more offices of the corporation may be held by the same person, and any officer may execute, acknowledge or verify any instrument in more than one capacity, unless otherwise required by law.

ARTICLE V

SPECIAL CORPORATE ACTS

Section 5.01 Authorization to Execute and Deliver Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, to execute and deliver any instrument, or to acknowledge any instrument required by law to be acknowledged in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. When the Board of Directors authorizes the execution of a contract or of any other instrument in the name of and on behalf of the corporation, without specifying the executing officers, the Chief Executive Officer and the Secretary or Assistant Secretary may execute the same.

Section 5.02 Authorization to Borrow Money or Execute Debt Instruments. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. No loan or advance to or overdraft or withdrawal by an officer, Director or stockholder of the corporation otherwise than in the ordinary and usual course of the business of the corporation, and on the ordinary and usual terms of payment and security shall be made or permitted unless each such transaction shall be approved by a vote of a majority of the members of the Board of Directors excluding any Director involved in such transaction and a full and detailed statement of all such transactions and any payments shall be submitted at the next annual meeting of stockholders and the aggregate amount of such transactions less any repayments shall be stated in the next annual report to stockholders.

Section 5.03 Contracts Involving Interested Directors. Any contract or other transaction in which a Director is determined to have an interest shall not, because of such interest, be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, notwithstanding the presence of, or vote cast by, such Director or Directors at the meeting of the Board of Directors of the corporation which acts upon, or in reference to, such contract or transaction, if the material facts of the contract or transaction and such interest shall be disclosed or known to the Board of Directors and the Board of Directors, shall, nevertheless, authorize, approve or ratify such contract or transaction by a vote of a majority of the Directors on the Board who had no interest in the contract or transaction, though less than a quorum is present. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 5.04 Representation of Shares of Other Corporations. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent,

and exercise on behalf of the corporation all rights incident to any and all shares of, or other voting interest in, any other corporation or other entity standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE VI

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 6.01 Signatures and Designations on Share Certificates. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board or the President or a Vice President, and may also be signed by another officer of the corporation. A full statement of the designation, preferences and relative rights and limitations of each class of stock authorized to be issued and the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences and limitations of other series shall be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock or such certificate shall state on its face or back that the corporation will furnish to a shareholder upon request and without charge such a statement.

Section 6.02 Transfer of Shares on Corporate Books. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration or transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

Section 6.03 Replacement of Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative, to give the corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the Directors, it is proper to do so.

Section 6.04 Consideration Payable for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid for, except as otherwise authorized in writing by the Board of Directors and memorialized in a written subscription agreement signed by the subscriber.

Section 6.05 Further Rules and Regulations Concerning Shares. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Michigan as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.01 Third Party Proceedings. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and the person submits a written claim for indemnification as herein after provided, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful, and the person submits a written claim for indemnification as hereinafter provided. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The right to indemnification conferred in this Section shall be a contract right.

The corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 7.02 Derivative Shareholder Liability. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director of officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and the person submits a written claim of indemnification as hereinafter provided. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation unless and only to the extent that the court conducting the proceeding or another court of competent jurisdiction has determined upon application that, in view of all the relevant circumstances, the person is fairly and reasonably entitled to indemnification, limited to reasonable expenses incurred. The right to indemnification conferred in this Section shall be a contract right.

The corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 7.03 Determination of Indemnification. An indemnification under Section 7.01 or Section 7.02, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination shall occur within thirty (30) days after a written claim for indemnification has been received by the corporation, and shall be made in any of the following ways:

(a) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;

(b) If the quorum described in subparagraph (a) is not obtainable, then by a majority vote of a committee duly designated by the board and consisting of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding;

(c) By independent legal counsel in a written opinion;

(d) By all Independent Directors who are not parties or threatened to be made parties to the action, suit or proceeding; or

(e) By the shareholders, but the shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

If a person is entitled to indemnification under Section 7.01 or Section 7.02 for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

To the extent the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the corporation shall indemnify any Director for the expenses and liabilities described in this paragraph without a determination that the director has met the standard of conduct set forth in Section 7.01 or Section 7.02, but no indemnification may be made except to the extent authorized in Section 564c of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in Section 7.02, indemnification under this paragraph shall be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than an action, suit or proceeding by or in the right of the corporation, as described in Section 7.01, indemnification under this paragraph may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

Section 7.04 Payment of Defense Expenses in Advance. Reasonable expenses incurred by a director or officer who is a party or is threatened to be made a party to an action, suit or proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the action, suit, or proceeding if the person furnishes the corporation a written claim for indemnification and an undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required for indemnification. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

Section 7.05 Right of Officer or Director to Bring Suit. If a claim for indemnification is not paid in full by the corporation within forty-five (45) days after a written claim has been received by the corporation, the officer or director who submitted the claim (hereinafter the “indemnitee”) may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) it shall be a defense that, and in any action bought by the corporation to recover advances the corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in Section 7.01 and Section 7.02. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the corporation to recover payments by the corporation of advances, the burden of proof shall be on the corporation.

Section 7.06 Other Indemnification. The indemnification or advancement of expenses provided under Sections 7.01 through 7.05 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the corporation’s Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

The indemnification provided for in Sections 7.01 through 7.06 continues as to a person who ceases to be a director, officer, partner, or trustee and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

Section 7.07 Liability Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against such liability under the Michigan Business Corporation Act or Sections 7.01 through 7.06.

Section 7.08 Definitions. As used herein, “corporation” includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

As used herein, “other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interest of the corporation or its shareholders” as referred to in Section 7.01 and Section 7.02.

ARTICLE VIII

FISCAL YEAR

Section 8.01 Fiscal Year. The fiscal year of the corporation shall end on the last day of December in each year.

ARTICLE IX

DISALLOWED EXPENSE

Section 9.01 Disallowed Expense. Any salary payment or other payment including, but not limited to, pension and profit sharing contributions, travel and entertainment expenses, bonuses or other fringe benefits made to or on behalf of a stockholder/employee of the corporation, which shall be disallowed in whole or in part as a deductible expense of the corporation for federal income tax purposes, and shall further be determined to be taxable to the stockholder/employee as a dividend, shall be reimbursed by such stockholder/employee to the corporation to the full extent of the disallowance. It shall be the responsibility of the Board of Directors to enforce payment of any such amount disallowed.

ARTICLE X

AMENDMENTS

Section 10.01 Amendments. Except as otherwise specifically provided in the Articles of Incorporation of the corporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted either by the stockholders or by the affirmative vote of the majority of the Board of Directors at any regular or special meeting, if a notice setting forth the terms of the proposal has been given in accordance with the notice requirements for special meetings of stockholders or for special meetings of Directors, whichever may be applicable. The Board of Directors may make and alter all Bylaws, except those Bylaws fixing their number, or term of office; provided, that any Bylaw amended, altered or repealed by the Directors as provided herein may thereafter be amended, altered, or repealed by the stockholders.

ARTICLE XI

DIVIDENDS

Section 11.01 Dividends. The Board of Directors may from time to time declare dividends upon the outstanding stock of the corporation, subject to the provisions of the Articles of Incorporation of the corporation, and pursuant to the Michigan Business Corporation Act, as amended.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Gender and Number. As the context of any provision may require, nouns and pronouns of any gender and number shall be construed in any other gender and number.

Section 12.02 Severability. Should any covenant, condition, term or provision of these Bylaws be deemed to be illegal, or if the application thereof to any person or in any circumstances shall, to any extent, be invalid or unenforceable, the remainder of these Bylaws, or the application of such covenant, condition, term or provision to persons or in circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby; and each covenant, condition, term and provision of these Bylaws shall be valid and enforceable to the fullest extent permitted by law.

Section 12.03 Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of these Bylaws.

EXECUTION OF BYLAWS BY CORPORATE SECRETARY

These Bylaws were adopted as and for the Bylaws of ALTAIR ENGINEERING INC., a Michigan corporation effective as of the 9th day of November, 2011.

/s/ Steven M. Rivkin
Steven M. Rivkin, Secretary